Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes have been derived from the historical consolidated financial statements of TTM Technologies, Inc. (“TTM”), as adjusted to give effect to TTM’s completed acquisition (the “Acquisition”) on June 27, 2022 of all of the issued and outstanding common stock of Gritel Holding Co., Inc. (“Gritel”) and ISC Farmingdale Corp. Telephonics Corporation is wholly-owned by Gritel, and as a result of the Acquisition, became an indirect, wholly-owned subsidiary of the Company (collectively with ISC Farmingdale Corp., “Telephonics”). The unaudited pro forma condensed combined balance sheet as of April 4, 2022 includes pro forma adjustments giving effect to the Acquisition as if it had been consummated on April 4, 2022. The unaudited pro forma condensed combined statements of operations for the year ended January 3, 2022 and for the three months ended April 4, 2022 include pro forma adjustments giving effect to the Acquisition as if it had been consummated on December 29, 2020.

The preliminary allocation of purchase price in the Acquisition as reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed of Telephonics as of the date of the Acquisition. The pro forma adjustments are based on information available as of the date of this report and certain assumptions that TTM believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying description of pro forma adjustments. Certain assumptions and estimates are subject to change as TTM finalizes its determination of the fair value of the assets acquired and liabilities assumed in connection with the Acquisition. Such final valuations are dependent upon procedures and other studies that are not complete. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial statements will be adjusted retrospectively.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined financial operating results of TTM and Telephonics. The unaudited pro forma condensed combined financial statements do not reflect (1) any operating efficiencies, cost savings, or revenue enhancements that may be achieved by the combined company following the Acquisition and (2) certain nonrecurring expenses, such as potential restructuring charges, expected to be incurred within the first twelve months after the Acquisition, or other changes that may result from or be realized after the Acquisition by the combined company because such changes are not certain. In addition, TTM will incur certain non-recurring charges within the first twelve months following the Acquisition, primarily associated with the fair value of acquired inventory, that have not been included in the unaudited pro forma condensed combined statements of operations. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The pro forma condensed combined financial statements are unaudited, are presented for informational purposes only, and are not necessarily indicative of the financial condition or operating results that would actually have occurred had the Acquisition been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial condition or operating results of the combined company. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the separate audited consolidated financial statements of TTM and accompanying notes as of and for the year ended January 3, 2022, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included in TTM’s Annual Report on Form 10-K that can be found at www.sec.gov;

•	the separate audited consolidated financial statements of Telephonics as of and for the year ended September 30, 2021 included in Exhibit 99.1 in this Current Report on Form 8-K/A (this “Report”);

•

the separate unaudited condensed consolidated financial statements of TTM and accompanying notes as of April 4, 2022 and for the three months ended April 4, 2022, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, that can be found at www.sec.gov; and

•	the separate unaudited condensed consolidated financial statements of Telephonics as of March 31, 2022 and for the two quarters ended March 31, 2022 included in Exhibit 99.1 in this Report.

TTM operates on a 52 or 53 week year ending on the Monday nearest December 31. Telephonics fiscal year ends on September 30. As a consequence of TTM and Telephonics having different fiscal year ends, Telephonics’ historical results have been aligned to more closely conform to the fiscal periods of TTM as follows:

•

the unaudited pro forma condensed combined balance sheet as of April 4, 2022 combines TTM’s unaudited condensed consolidated balance sheet as of April 4, 2022 with Telephonics’ unaudited condensed consolidated balance sheet as of March 31, 2022.

•

the unaudited pro forma condensed combined statements of operations for the fiscal year ended January 3, 2022 combines TTM’s historical consolidated statement of operations for the fiscal year ended January 3, 2022 with Telephonics’ unaudited condensed consolidated statement of operations for the four fiscal quarters ended December 31, 2021.

•

the unaudited pro forma condensed combined statements of operations for the three months ended April 4, 2022 combines TTM’s historical unaudited condensed consolidated statement of operations for the three months ended April 4, 2022 with Telephonics’ unaudited condensed consolidated statement of operations for the quarter ended March 31, 2022.

As of the date of this Report, TTM has performed a preliminary review of Telephonics’ accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial statements. At this time, TTM, is not aware of any differences that would have a material effect on the unaudited pro forma condensed combined financial statements, other than those related to the allowance of doubtful accounts, and therefore, do not reflect any additional adjustments for potential differences in accounting policies.

Certain reclassifications have been made to Telephonics’ historical amounts to conform to TTM’s presentation as further described in the notes.

Unaudited pro forma condensed combined balance sheet

As of April 4, 2022

(In thousands)	TTM	Telephonics	Pro forma adjustments	Note	Pro forma combined
ASSETS
Current assets:
Cash and cash equivalents	$519,079	$—	$(299,212)	(a)	$209,937
			(9,930)	(b)
Accounts receivable, net	412,432	48,652	(1,706)	(c)	456,922
			(2,456)	(d)
Contract assets	318,713	46,869	—		365,582
Inventories	137,343	83,486	(6,902)	(e)	213,927
Prepaid expenses and other current assets	46,616	5,043	2,456	(d)	54,115

Total current assets	1,434,183	184,050	(317,750)		1,300,483

Property, plant and equipment, net	663,394	42,280	41,184	(f)	746,858
Operating lease right-of-use assets	19,503	993	2,526	(g)	23,022
Goodwill	637,324	17,734	35,811	(h)	690,869
Definite-lived intangibles, net	230,260	79	90,671	(i)	321,010
Deposits and other non-current assets	59,484	5,109	(1,190)	(j)	61,501
			(1,902)	(k)

Total assets	$3,044,148	$250,245	$(150,650)		$3,143,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$383,929	$18,339	$(10)	(l)	$402,258
Contract liabilities	22,524	38,323	—		60,847
Accrued salaries, wages and benefits	88,992	—	9,472	(m)	98,464
Other current liabilities	91,121	16,450	851	(g)	98,950
			(9,472)	(m)

Total current liabilities	586,566	73,112	841		660,519

Long-term debt, net of discount and issuance costs	928,210	—	—		928,210
Operating lease liabilities	13,917	766	1,674	(g)	16,357
Other long-term liabilities	67,626	2,892	(1,902)	(k)	100,758
			10	(l)
			32,132	(n)

Total long-term liabilities	1,009,753	3,658	31,914		1,045,325

Equity:
Common stock	108	14,051	(14,051)	(o)	108
Treasury stock	(93,467)	—	—		(93,467)
Additional paid-in capital	842,788	4,826	(4,826)	(o)	842,788
Retained earnings	723,504	154,598	(154,598)	(o)	713,574
			(9,930)	(b)
Accumulated other comprehensive loss	(25,104)	—	—		(25,104)

Total stockholders’ equity	1,447,829	173,475	(183,405)		1,437,899

Total liabilities and stockholders’ equity	$3,044,148	$250,245	$(150,650)		$3,143,743

Unaudited pro forma condensed combined statement of operations

For the year ended January 3, 2022

(In thousands)	TTM	Telephonics	Pro forma adjustments	Note	Pro forma combined
Net sales	$2,248,740	$257,285	$—		$2,506,025
Cost of goods sold	1,876,729	213,441	(24)	(p)	2,090,111
			(35)	(r)

Gross profit	372,011	43,844	59		415,914

Operating expenses:
Selling and marketing	63,016	4,741	—		67,757
General and administrative	124,865	29,185	(393)	(p)	146,957
			274	(q)
			(353)	(r)
			(101)	(s)
			(6,520)	(t)
Research and development	18,146	5,995	—		24,141
Amortization of definite-lived intangibles	35,748	105	7,891	(u)	43,744
Restructuring charges	4,245	61	(61)	(v)	4,245

Total operating expenses	246,020	40,087	737		286,844

Operating income (loss)	125,991	3,757	(678)		129,070

Other (expense) income:
Interest expense	(45,475)	116	—		(45,359)
Loss on extinguishment of debt	(15,217)	—	—		(15,217)
Other, net	4,754	(975)	(337)	(p)	4,754
			52	(s)
			949	(w)
			311	(x)

Total other (expense) income, net	(55,938)	(859)	975		(55,822)

Income before income taxes	70,053	2,898	297		73,248
Income tax (provision) benefit	(15,639)	(908)	78	(s)	(16,004)
			465	(y)

Net income	$54,414	$1,990	$840		$57,244

Unaudited pro forma condensed combined statement of operations

For the three months ended April 4, 2022

(In thousands)	TTM	Telephonics	Pro forma adjustments	Note	Pro forma combined
Net sales	$581,260	$56,273	$—		$637,533
Cost of goods sold	490,337	47,496	(6)	(p)	537,872
			45	(r)

Gross profit	90,923	8,777	(39)		99,661

Operating expenses:
Selling and marketing	18,272	1,115	—		19,387
General and administrative	32,954	6,831	94	(p)	37,425
			68	(q)
			(27)	(r)
			(2,495)	(t)
Research and development	5,555	1,747	—		7,302
Amortization of definite-lived intangibles	8,274	26	1,973	(u)	10,273

Total operating expenses	65,055	9,719	(387)		74,387

Operating income (loss)	25,868	(942)	348		25,274

Other (expense) income:
Interest expense	(11,361)	2	—		(11,359)
Other, net	1,970	(104)	108	(p)	1,970
			(4)	(x)

Total other (expense) income, net	(9,391)	(102)	104		(9,389)

Income (loss) before income taxes	16,477	(1,044)	452		15,885
Income tax benefit (provision)	769	221	(175)	(y)	815

Net income (loss)	$17,246	$(823)	$277		$16,700

Notes to unaudited pro forma condensed combined financial statements

(dollars in thousands)

Note 1. Basis of presentation

On June 27, 2022, the Company completed its acquisition of all of the issued and outstanding common stock of Gritel Holding Co., Inc. (“Gritel”) and ISC Farmingdale Corp. for a preliminary total consideration of $299,212 in cash. Telephonics Corporation is wholly-owned by Gritel, and as a result of the acquisition, became an indirect, wholly-owned subsidiary of the Company (collectively with ISC Farmingdale Corp., Telephonics).

Under the acquisition method of accounting, the purchase price was allocated on a preliminary basis to the assets and liabilities of Telephonics based on the estimated fair value of assets acquired and liabilities assumed at the date of consummation of the Acquisition. The preliminary allocation of the purchase price, as if the Acquisition had been consummated on April 4, 2022, is summarized below:

(In thousands)
Accounts receivable	$44,490
Contract assets	46,869
Inventories	76,584
Prepaid expenses and other current assets	7,499
Property, plant and equipment	83,464
Operating lease right-of-use assets	3,519
Goodwill	53,545
Identifiable intangible assets	90,750
Deposits and other non-current assets	2,017
Accounts payable	(18,329)
Contract liabilities	(38,323)
Accrued salaries, wages and benefits	(9,472)
Other current liabilities	(7,829)
Operating lease liabilities	(2,440)
Non-current deferred tax liabilities	(33,132)

Total	$299,212

The determination of the allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair value of assets acquired, including the fair values of other identifiable intangibles, the fair value of liabilities assumed as of June 27, 2022, and is currently in process. The excess purchase price over the fair value of identifiable assets acquired and liabilities assumed will be allocated to goodwill. The purchase price allocation will remain preliminary until TTM completes the identification and valuation of significant identifiable intangibles acquired and determines the fair values of the assets acquired and liabilities assumed.

The final determination of the purchase price allocation will be completed as soon as practicable. The final amounts allocated to assets acquired and liabilities assumed could materially differ from the information presented in the unaudited pro forma condensed combined financial statements.

Note 2. Pro forma adjustments

Pro forma adjustments are necessary to reflect estimated preliminary amounts for (1) the purchase price, (2) Telephonics’ net tangible and intangible assets at an amount equal to the preliminary estimates of their fair values, (3) amortization expense related to the estimated amortizable intangible assets, (4) non-recurring acquisition transaction costs, and (5) the income tax effect related to the pro forma adjustments.

There were no material or significant intercompany balances or transactions between TTM and Telephonics as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had TTM and Telephonics filed consolidated income tax returns during the periods presented. The pro forma combined provision for income taxes assumes the deferred tax liability related to purchase price basis adjustments will be fully offset by existing TTM deferred tax assets.

Pro forma condensed combined balance sheet adjustments

(a)	Reflects the transfer of cash and cash equivalents to finance the consideration paid in connection with the Acquisition.

(b)

Reflects the use of cash and cash equivalents to pay estimated Acquisition-related transaction costs, which consisted primarily of bank fees and legal, accounting, and other professional fees. These Acquisition-related costs were expensed as incurred and reduced retained earnings.

(c)	Reflects a fair value adjustment to accounts receivable of $1,706.

(d)	Reflects a $2,456 reclassification from Accounts receivable, net to Prepaid expenses and other current assets in order to conform to TTM’s presentation.

(e)	Reflects a fair value adjustment to inventory of $6,902.

(f)	Reflects net addition of $41,184 to record property, plant and equipment at fair value, which consist of land of $2,400, building and improvements of $27,300, and machinery and equipment of $11,484.

(g)

Reflects $2,526 of operating lease right-of-use assets, $851 other current liabilities, and $1,674 of operating lease liabilities related to the lease entered into in conjunction with the Share Purchase Agreement.

(h)	Reflects the net addition of goodwill of $35,811 to record goodwill of $53,545 as a result of the Acquisition, less the write-off of historical Telephonics’ goodwill of $17,734.

(i)

Reflects the estimated fair value of the identifiable intangible assets acquired of $90,750 (consisting of $82,500 of customer relationships and $8,250 of trade names) as a result of the Acquisition, less the write-off of Telephonics’ historical net intangible assets of $79.

(j)	Reflects the elimination of the investment in a previously owned non-controlling interest of Mahindra Telephonics Integrated Systems (“MTIS”) of $1,190.

(k)	Reflects adjustments for Telephonics’ Supplemental Executive Retirement Compensation Plan (“SERP”) for certain executives as the SERP ended as part of the Acquisition.

(l)	Reflects a $10 reclassification from Accounts payable to Other long-term liabilities in order to conform to TTM’s presentation.

(m)	Reflects a $9,472 reclassification from Other current liabilities to Accrued salaries, wages and benefits in order to conform to TTM’s presentation.

(n)	Reflects the recognition of $32,132 of deferred tax liabilities resulting from the Acquisition primarily related to intangibles and fixed assets basis difference between book and tax.

(o)	Reflects the elimination of Telephonics’ retained earnings and other related equity accounts.

Pro forma condensed combined statement of operations adjustments

(p)	To adjust for Telephonics’ SERP for certain executives as the SERP ended as part of the Acquisition.

(q)

To adjust for incremental rent expense of $274 and $68 for the year ended January 3, 2022 and for the three months ended April 4, 2022, respectively, associated with a lease entered into in conjunction with the Share Purchase Agreement.

(r)

Reflects a decrease in net expense of $388 for the year ended January 3, 2022, resulting primarily from the removal of lease expense partially offset by additional depreciation expense related to a previously leased building which was acquired in connection with the Acquisition. In addition, there is an increase in depreciation expense of $18 for the three months ended April 4, 2022, resulting primarily from the reevaluation of estimated useful lives of assets acquired from Telephonics. Depreciation is based on straight-line methodology over 3 to 30 years of useful life.

(s)	Reflects adjustments made to remove results of Telephonics Sweden AB, a previously-owned Telephonics’ subsidiary.

(t)

To adjust for non-recurring transaction and other costs incurred of $6,520 and $2,495 expensed for the year ended January 3, 2022 and for the three months ended April 4, 2022, respectively, including historical prepaid management fees to Griffon Corporation in the amounts of $6,520 and $1,641 for the year ended January 3, 2022 and for the three months ended April 4, 2022, respectively. Additional transaction costs of $9,076 was incurred and expensed subsequent to April 4, 2022.

(u)

Reflects incremental amortization expense of $7,891 and $1,973 for the year ended January 3, 2022 and for the three months ended April 4, 2022, respectively, for acquired identified intangible assets based on the estimated fair values to be assigned to these assets. The intangible assets consist of $82,500 of customer relationships with an average useful life of approximately 13 years and $8,250 of trade names with useful life of approximately 5 years. Intangible assets are amortized over their estimated useful lives on a straight-line basis.

(v)

Reflects the adjustment to restructuring costs incurred by Telephonics associated with the sale of a previously owned subsidiary, System Engineering Group, Inc. (“SEG”), of $61 for the year ended January 3, 2022.

(w)	Reflects the adjustment to other (expense) income, net associated with Telephonics’ sale of SEG of $949 for the year ended January 3, 2022.

(x)

Reflects adjustments to other (expense) income, net related to Telephonics’ share of the income (loss) of a previously owned non-controlling interest of MTIS of ($311) and $4 for the year ended January 3, 2022 and for the three months ended April 4, 2022, respectively.

(y)

The income tax benefit of $465 and expense of $175 for the year ended January 3, 2022 and for three months ended April 4, 2022, respectively, represents anticipated adjustments to the combined company’s effective tax rate.